KABANI & COMPANY, INC.
                          Certified Public Accountants
                          8700 Warner Avenue, Suite 280
                        Fountain Valley, California 92708
                             Telephone 714-849-1543
                                Fax 714-596-0303
                         e-mail: hamidkabani@hotmail.com









                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated March 17, 2000, with respect to the financial statements of Utah Clay Technology, Inc. included in the Amendment No. 2 to Form SB-2 Registration Statement for the registration of 590,000 common shares.



                                                     /s/ Kabani & Company, Inc.
                                                     --------------------------
                                                     Kabani & Company, Inc.

Fountain Valley, California
June 29, 2000

                                                                    Exhibit 23.2
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